EXHIBIT 3.205

BY-LAWS OF CORPORATION

ARTICLE I

MEETINGS OF THE STOCKHOLDERS

(1) Stockholders meetings shall be held at the principal office or place of business of this Company in South Pittsburg, Tennessee.

(2) The annual meeting of the stockholders of this Company shall be held at its principal offices at South Pittsburg, Tennessee, at 2:00 o’clock in the afternoon on the 2nd Wednesday in August of each year, beginning with the year 1965, at which time there shall be elected by the Stockholders of the Company a Board of 7 Directors for the ensuing year, and the Stockholders of the Company shall transact such other business as may properly come before them.

(3) A notice setting out the time and place of such annual meeting shall be mailed, postage prepaid, to each stockholder of record, at his address as the same appears on the Stock book of the Company, or if no such address appears, at his last known place of address, at least five (5) days prior to the annual meeting.

(4) If a quorum be not present at the annual meeting, the Stockholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each stockholder at least five (5) days after such adjourned meeting; but if a quorum be present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

(5) Special meetings of the stockholders shall be held at the same place as the annual meetings as hereinbefore provided. Such meetings may be called at any time by the president, or any two directors, or the holders of 49 shares of the capital stock of the Company. The Secretary shall mail a notice of such call to each stockholder of the company at least five (5) days before such meeting, and such notice shall state the time and place of such meeting and the object there. No business shall be transacted at a special meeting except as stated in the notice sent to the stockholders, unless by the unanimous consent of the stockholders, either in person or by proxy, all such stock being represented at the meeting.

(6) A majority of the stock issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.

(7) Each stockholder shall be entitled to one vote for each share of stock standing in his own name on the books of the company, whether represented in person or by proxy.

(8) All proxies shall be in writing and properly signed.

(9) The following order of business shall be observed at all annual and special meetings of the stockholders so far as practicable, viz:

(a) Calling the roll

(b) Reading, correction, and approval of minutes of previous meeting

(c) Reports of officers

(d) Reports of committees

(e) Election of directors

(f) Unfinished business

(g) New business

ARTICLE II

STOCK

(1) Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary and be attested by the corporate seal.

(2) All certificates shall be consecutively numbered. The name of the person owing the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the company’s books.

(3) All certificates of stock transferred by endorsement thereon shall be surrendered for cancellation and new certificates issued to the purchaser or assignee.

(4) Shares of stock shall be transferred only on the books of the company by the holder thereof in person or by his attorney.

(5) The corporation shall have a first lien on all the shares of its capital stock and upon the dividends declared upon the same, for any indebtedness of the respective holders thereof to the corporation.

(6) Each stockholder shall have the right to inspect the books and records of the company at any time during regular hours of the company.

ARTICLE III

DIRECTORS

(1) A board of 7 directors shall be chosen annually by the stockholders at their annual meeting, to manage the affairs of the company. Their term of office shall be one year or until their successors are elected.

(2) Vacancies in the board of directors by reason of death, resignation or other causes shall be filled by the remaining directors choosing from among the stockholders a director to fill the un-expired term.

(3) Regular meetings of the board of directors shall be held on the 1st Monday in each month at the offices of the company in South Pittsburg, Tennessee, or at such other time as meetings may be called by the President or any two directors, by giving five days’ notice to each director. Five of the board of directors shall constitute a quorum.

(4) The directors shall have the general management and control of the business and affairs of the company and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the certificate of incorporation and the By-Laws.

(5) Any one or more of the Directors may be removed either with or without cause, at any time by a majority vote of the stockholders holding more than two-thirds of all of the issued and outstanding stock of the company at any special meeting called for that purpose.

ARTICLE IV

EXECUTIVE COMMITTEE & OTHER COMMITTEES

(1) APPOINTMENT. The board of directors, by Resolution passed by a vote of at least a majority of the whole board, may appoint an Executive Committee, which shall consist of two or more directors, including the President, who shall ex officio, be a member thereof, to serve during the pleasure of the board. The president shall be Chairman of the Executive Committee.

(2) VACANCIES. Vacancies occurring in the Executive Committee from any cause shall be filled by the board of directors at any meeting thereof by a vote of the majority of the whole board. It shall at all times be the duty of the board of directors to keep the membership of the Executive Committee filled.

(3) EXECUTIVE COMMITTEE TO REPORT TO BOARD. All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action and shall be subject to revision or alteration by the board, provided that no rights of third parties shall be affected by any such revision or alteration.

(4) PROCEDURE. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the board. The presence of a majority shall be necessary to constitute a quorum for the transaction of business and in every case an affirmative vote by a majority of all members of the committee present shall be necessary.

(5) POWERS. During the intervals between the meetings of the board of directors, the Executive Committee, and in all cases where specific directions shall not have been given by the board, shall possess and may exercise all the powers of the board in the management and direction of the business and conduct of the affairs of the corporation in such manner as the Executive Committee shall deem for the best interests of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all instruments and documents which may require it.

(6) OTHER COMMITTEES. From time to time the board of directors may appoint any other committee or committees for any purpose or purposes to the extent lawful, which shall have such powers as shall be specified in the resolution of appointment.

ARTICLE V

OFFICERS

(1) The officers of this company shall consist of a President, a Vice president, a Secretary and a Treasurer, and such other officers as shall from time to time be chosen and appointed.

(2) The PRESIDENT shall preside at all meetings of the Directors and Stockholders and shall have general charge of and control over the affairs of the corporation subject to the board of directors.

(3) The VICE-PRESIDENT shall perform such duties as may be assigned to him by the board of directors. In the event of the death of, disability or absence of the President he shall perform and be vested with all the duties and powers of the president.

(4) The SECRETARY shall counter-sign all certificates of stock of the company. He shall keep a record of the Minutes of the proceedings of meetings of stockholders and directors, and shall give notice as required in these By-Laws of all such meetings. He shall have custody of all books, records, and papers of the company, except such as shall be in the charge of the Treasurer, or of some other person authorized to have custody and possession thereof by a resolution of the board of directors.

(5) The TREASURER shall keep accounts of all money and valuables in the name of and to the credit of the company in such banks and depositaries as the board of directors shall designate.

(6) The salaries of all officers shall be fixed by the board of directors and may be changed from time to time by a majority vote of the board.

(7) Each of such officers shall serve for the term of one year or until the next annual election.

ARTICLE VI

GENERAL

(1) All checks issued by said corporation on its general pay roll account shall be counter signed and shall require the signature of two parties designated by the Board of Directors.

(2) All notes and borrowing of funds by said corporation other than for machinery or equipment shall require the signature of two officers designated by the Board of Directors.

ARTICLE VII

SEAL

The corporate seal of this company shall be a circular seal with the name of the corporation around the border and the year of incorporation in the center.

ARTICLE VIII

AMENDMENTS

(1) Any of the By-Laws may be amended by majority vote of the stockholders at any annual meeting, or at any special meeting called for the purpose.

(2) The board of directors may adopt additional By-Laws in harmony therewith but shall not alter or repeal any By-Laws adopted by the stockholders of the company.

TENNESSEE ENERGY CORP.

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 29, 2001

The undersigned, being all the Directors of Tennessee Energy Corp. (the “Corporation”), and acting pursuant to Section 48-17-104 of the Tennessee Code Annotated in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from November 1 through October 31 to a calendar year (January 1 through December 31) to be effective as of January 1, 2002.

/s/ Michael D. Bauersachs
Michael D. Bauersachs

/s/ H. Drexel Short
H. Drexel Short

/s/ Don L. Blankenship
Don L. Blankenship